UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

_______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2006

Interactive Intelligence, Inc.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	000-27385 (Commission File Number)	35-1933097 (IRS Employer Identification No.)
 7601 Interactive Way
Indianapolis, IN 46278
(Address of Principal Executive Offices)

317-872-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On July 19, 2006, the Company’s Board of Directors designated Melinda W. Marshall, Vice President, Channel Sales of the Company, as an “executive officer” for purposes of the Securities Exchange Act of 1934, as amended.  Ms. Marshall joined the Company on June 26, 2006 , and the Company and Ms. Marshall entered into an Employment Agreement.  Pursuant to the terms of the Employment Agreement, Ms. Marshall will receive an annual salary of $160,000 and she was granted a stock option to purchase 20,000 shares of the Company's common stock at the closing price on the business day previous to her first day of employment (June 26, 2006).  Ms. Marshall is also eligible for a stock option grant for an additional 5,000 shares at the end of her first year of employment.

The detailed terms of Ms. Marshall’s employment are set forth in the Employment Agreement, a copy of which is attached hereto as Exhibit 10.15 and incorporated herein by reference. In addition to the compensation described above, Ms. Marshall is also eligible to earn an annual bonus of up to $30,000 based upon the achievement of certain personal and corporate objectives.

Item 9.01.    Statements and Exhibits.

(c) Exhibits

10.15 Employment, Non-Disclosure and Non-Competition Agreement dated June 26, 2006 between the Company and Melinda W. Marshall

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Intelligence, Inc. (Registrant)

Date: July 21, 2006	By:	/s/ Stephen R. Head
Stephen R. Head Chief Financial Officer, Vice President of Finance and Administration, Secretary and Treasurer